                                  EXHIBIT 2.2
                                  -----------


                                   AMENDMENT

                                      TO

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------


     This Amendment is made as of the 20th day of October, 1997 by and among VIALOG Corporation ("VIALOG"), TBMA Acquisition Corporation (the "VIALOG Merger Subsidiary"), Telephone Business Meetings, Inc. (the "Company") and C. Raymond Marvin (the "Principal Stockholder").

     WHEREAS, VIALOG, the VIALOG Merger Subsidiary, the Company and the Principal Stockholder are parties to that certain Amended Agreement and Plan of Reorganization dated September 8, 1997 (the "Agreement"); and

     WHEREAS, VIALOG, the VIALOG Merger Subsidiary, the Company and the Principal Stockholder desire to amend the Agreement.

     NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein and of those contained in the Agreement, VIALOG, the VIALOG Merger Subsidiary, the Company and the Principal Stockholder covenant, agree, represent and warrant as follows:

1.   Terms.  Terms defined in the Agreement are used herein as so defined unless
     -----
otherwise specifically stated herein.

2.   Amendments.
     ----------

     (a) Article 6 is hereby amended by deleting Section 6.21 in its entirety and replacing it with the following new Section 6.21:

     6.21  Section 338(h)(10) Election.   The Company, the Principal
           ---------------------------
Stockholder, and each other stockholder of the Company agree to join with VIALOG in making an election under Section 338(h)(10) of the Code (and any corresponding election under state, local and foreign tax law) with respect to the purchase and sale of the stock of the Company hereunder (the "Section 338(h)(10) Election"). Each stockholder of the Company agrees to include any income, gain, loss, deduction or other tax item resulting from the Section 338(h)(10) Election on its tax returns to the extent permitted by applicable law and agrees to pay any taxes imposed on the Company attributed to the making of the Section 338(h)(10) Election, including but not limited to, (i) any taxes imposed under Section 1374 of the Code, (ii) any taxes imposed under Regulation
Section 1.338(h)(10)-1(e)(5), or (iii) any state, local or foreign taxes imposed on the Company's gain. At the Closing, VIALOG shall pay to each of the Company's stockholders (i) an amount (the "Estimated Additional Tax Liability") equal to the difference between (A) the estimated taxes incurred by such stockholder under the immediately preceding sentence and (B) the estimated taxes which such stockholder would have incurred if no Section 338(h)(10) Election had been made, and (ii) an amount equal to an estimate of any additional professional fees arising out of the preparation, review and filing of such election. The estimated amounts to be paid to each stockholder in accordance with clause (i) are set forth on Schedule 6.21 (or Section 6.21 of the Disclosure Schedule, as the case may be). In addition, VIALOG shall indemnify each stockholder, in accordance with Article 6 of this Agreement, for any and all additional tax liability, in excess of the Estimated Additional Tax Liability, associated with each such stockholder's Section 338(h)(10) Election. The Estimated Additional Tax Liability will be calculated by VIALOG's accountants based on information available as of the closing and will assume that each of the Company's stockholders is in the highest federal and applicable state income tax brackets. By April 15th of the year following the closing each of the Company's stockholders agrees to provide VIALOG's accountants with all information necessary to permit VIALOG's accountants to adjust the Estimated Additional Tax Liability to reflect the stockholder's actual income tax brackets and all other relevant tax information affecting these calculations (the "Final Additional Tax Liability"). VIALOG's accountants will provide each of the stockholders with a schedule showing their calculation of the Final Additional Tax Liability within thirty (30) days after receipt of all necessary information from the stockholder. VIALOG agrees to reimburse the Company's stockholders to the extent that the Final Additional Tax Liability exceeds the Estimated Additional Tax Liability, and each of the stockholders agrees to reimburse VIALOG to the extent that the Estimated Additional Tax Liability exceeds the Final Additional Tax Liability, such reimbursement to be made in each case within thirty (30) days after the Final Additional Tax Liability is finally determined.

     (b) The definition of "Financing Document" contained in Article 12 is hereby amended by deleting it in its entirety and replacing it with a new definition as follows:

     Financing Document means the private offering circular furnished to potential investors or financial institutions in connection with the Financing (which may include the Registration Statement, the Prospectus, exhibits, and financial statements, and any amendments thereto) and any securities of VIALOG issued to consummate the Financing.

3. Except as specifically amended hereby, all other terms and provisions of the Agreement shall remain in full force and effect.

4. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     EXECUTED as an instrument under seal as of the date first above written.


TELEPHONE BUSINESS                      VIALOG CORPORATION
MEETINGS, INC.


By:  /s/ C. Raymond Marvin              By:  /s/ Glenn D. Bolduc
   -------------------------               ------------------------
Name:  C. Raymond Marvin                Name:  Glenn D. Bolduc
Title: President                        Title: President

PRINCIPAL STOCKHOLDERS:                 TBMA ACQUISITION CORPORATION


  /s/ C. Raymond Marvin                 By:  /s/ Glenn D. Bolduc
----------------------------               ------------------------
Name:  C. Raymond Marvin                Name:  Glenn D. Bolduc
                                        Title: President

                           DISCLOSURE SCHEDULE 6.21
                           ------------------------

VIALOG                                            PREP'D:  BEECY
ACCESS ACQUISITION                                DATE:  10-17-97
1997 BOND OFFERING

--------------------------------------------------------------------------------
ACQUISITION OF STOCK W/(S)998(h)(10) ELECTION

------------------------------
AS OF 12-31-96
------------------------------
TAX BASIS OF ASSETS:
CASH                                                      803,988
A/R                                                             -
PREPAID EXPS                                                    -
FIXED ASSETS                                                    -
       COST                         3,641,590
       TAX A/D                     (1,476,150)
                                   ----------
                                                        2,165,440
DEPOSITS                                                  121,300
                                                       ----------
TAX BASIS OF ASSETS                                                         3,090,728

PROCEEDS ON (h)(10)
CASH                                                   19,000,000
LIABS ASSUMED
A/P                                   141,000
CURR LTD                                9,185
CURR LEASES                            31,909
ACCRD EXPS                            366,000
LTD                                 1,202,657
LEASES                                 47,605
DEFERRED RENT                               -
                                   ----------
                                                        1,798,356
                                                       ----------
                                                                                20,796,356
                                                                                ----------
GAIN UNDER (S)338(h)(10)                                                        17,707,628
                                                                                ==========

CHARACTER OF GAIN:
ORD INC
(S)1245 DEPR RECAPTR                                                             1,476,150
A/R                                                                              1,309,000
PREPAID EXPS                                                                       161,000
A/P                                                                               (141,000)
ACCRD EXPS                                                                        (366,000)
DEFERRED RENT                                                                            -
(S)123] CAP GAIN                                                                14,761,478
TOTAL (h)(10) GAIN                                                              17,200,628
                                                                                ==========

TAX A/D AS FOLLOWS:
CUMLTV DTL AT 12-31-94               (123,209)
1995 TNBE M-1                         (41,843)
1996 BNTE M-1                         129,417
                                   ----------
CUMLTV DTL AT 12-31-96                (35,635)
BOOK A/D AT 12-31-96               (1,440,515)
                                   ----------
TAX A/D AT 12-31-96                (1,478,150)
                                   ----------

VIALOG                                                           PREP'D: BEECY
ACCESS ACQUISITION                                               DATE: 10-17-97
1997 BOND OFFERING

________________________________________________________________________________

ANALYSIS OF GAINS

---------------------------
AS OF 12-31-96
---------------------------
BASIS OF STOCK:

S/H                            MARVIN      MICHELA       MENDES       TOTAL
% OWNED EOY                   97.000737%   1.499631%    1.499631%  100.000000%
                            ----------------------------------------------------
STOCK                          1,446,513      74,948       74,946    1,596,407
DEBT                             761,000           -            -      761,000
                            ----------------------------------------------------
TOTAL                          2,207,513      74,948       74,946    2,357,407
ALL OC SALES PRICE            18,430,140     284,930      284,930   19,000,000
                            ----------------------------------------------------
CAP GAIN ON STOCK SALE        16,222,627     209,982      209,984   16,642,593
                            ====================================================

S/H                            MARVIN      MICHELA       MENDES       TOTAL
% OWNED EOY                   97.000737%   1.499631%    1.499631%  100.000000%
                            ----------------------------------------------------
TOTAL BASIS                    2,207,513      74,948       74,946    2,357,407
ALLOCTD (h)(10) GAIN          16,684,736     257,946      257,946   17,200,628
                            ----------------------------------------------------
BASIS AFTER GAIN              18,892,249     332,894      332,892   19,558,035
S-CORP LIQ'G DISTRBTN         18,430,140     284,930      284,930   19,000,000
                            ----------------------------------------------------
LIQ'G DISTRBTN GAIN (LOSS)      (462,109)    (47,964)     (47,962)    (558,035)
                            ====================================================

VIALOG                                                           PREP'D: BEECY
ACCESS ACQUISITION                                               DATE: 10-17-97
1997 BOND OFFERING

________________________________________________________________________________

TAXES ON ALTERNATIVES

----------------------------------
AS OF 12-31-96
----------------------------------

(h)(10) GAIN TAXES:
CHARACTER OF GAIN:
ORD INC.                        AMOUNT       STATE RATE (a)   FED RATE        TOTAL TAX
                            ---------------------------------------------------------------
(S)1245 DEPR RECAPTR           1,476,150         9.50%          39.6%          724,790
A/R                            1,309,000         9.50%          39.6%          642,719
PREPAID EXPS                     161,000         9.50%          39.6%           79,051
A/P                             (141,000)        9.50%          39.6%          (69,231)
ACCRD EXPS                      (366,000)        9.50%          39.6%         (179,706)
DEFERRED RENT                          -         9.50%          39.6%                -
(S)1231 CAP GAIN              14,761,478         9.50%          20.0%        4,354,636
LIQ'G DISTRTBTN G(L)            (558,035)        9.50%          20.0%         (164,620)
                              -----------                                    ----------
TOTAL (h)(10) GAIN AND TAX    16,642,583                                     5,387,639
                              ===========                                    ==========

CAPITAL GAIN TAXES:
                                AMOUNT       STATE RATE (a)   FED RATE   TOTAL TAX
                            ---------------------------------------------------------------
GAIN ON STOCK SALE            16,642,593         9.50%          20.0%   4,909,565
                              ==========                                =========

(h)(10) TAX greater than STOCK TAX                                        478,074

RECIPROCAL OF TAX RATE (b)                                                 90.00%
                                                                           ------
GROSS UP REQ'D FOR (h)(10)                                                597,593
                                                                          =======

PROOF:
ORD INC.                        AMOUNT                TAX ORD      TAX CAPTL      DIFF
                            ---------------------------------------------------------------
(S)1245 DEPR RECAPTR           1,476,150               724,790     435,464      289,326
A/R                            1,309,000               642,719     386,155      256,584
PREPAID EXPS                     161,000                79,051      47,495       31,556
A/P                             (141,000)              (69,231)    (41,595)     (27,636)
ACCRD EXPS                      (366,000)             (179,706)   (107,970)     (71,736)
DEFERRED RENT                          -                     -           -            -
                          -----------------------------------------------------------------
TOTAL ORD INC.                 2,439,150             1,197,623     719,549      478,074
                          =================================================================
39.6% LESS 20%                      19.6%
                          -----------------------
TAX DIFFRNTL ON (h)(10)          478,073
RECPRCL ON CAP GAIN RATE              80%
                          -----------------------
GROSS UP REQ'D                   597,591
                          =======================

(a) ASSUME NO FED SIT DEDCTN DUE TO INCOME PHASE OUT OF BENEFIT. ALSO ASSUMES DC INC TAX RATE AS MARVIN IS RES OF DC AND THE RATE THERE IS HIGHER THAN VA. DC GIVES CR FOR TAXES PAID TO OTHER JURIS.

(b) RECIPROCAL BASED ONLY ON CAPITAL GAINS RATE AS ANY ADDT'L CONSIDERATION RCVD FOR GROSS UP ON THE TXN WILL BE (S)1231 CAP GAIN. STATE RATE IS CONSTANT, SO NO GROSS UP REQ'D.

                                       3